UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2009

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2009, MMA Renewable Ventures, LLC and MMA Renewable Ventures Finance, LLC (collectively, the "Sellers"), subsidiaries of Municipal Mortgage & Equity, LLC (the "Company"), entered into a purchase agreement (the "Purchase Agreement") with Fotowatio Renewable Ventures, Inc. ("Fotowatio"), a subsidiary of Fotowatio S.L., whereby the Sellers agreed to sell to Fotowatio substantially all of the assets of the Company’s Renewable Energy segment. The asset sale will exclude the Sellers’ Solar Fund I and Solar Fund II, as well as certain additional assets. The total purchase price is expected to be approximately $19.7 million, subject to adjustments set forth in the Purchase Agreement. $1.5 million of the purchase price was paid by Fotowatio to the Sellers upon the signing of the Purchase Agreement, with the remainder of the purchase price to be paid in two separate closings. The first closing will cover the Sellers’ core assets (including their employees, their pipeline of potential future transactions and their interest in Solar Fund III), as well as the remaining assets that are to be acquired and for which third-party consents to the transaction are either not required or have been received by that time. Fotowatio will make a minimum payment to the Sellers of $13.6 million at the first closing. The second closing will cover the remaining assets that are to be acquired for which necessary third-party consents have been received between the first closing and the second closing. It is scheduled to occur by April 13, 2009. At the second closing, the balance of the purchase price will be paid by Fotowatio to the Sellers, subject to adjustments. In the event that, with respect to those non-core assets any required third party consents are not received by the second closing, the parties will negotiate in good faith to transfer those assets from the Sellers to Fotowatio following the second closing. The Company has guaranteed all of the Sellers’ obligations under the Purchase Agreement and Fotowatio S.L. has guaranteed Fotowatio’s obligations to pay the purchase price to the Sellers. The transaction is subject to customary closing conditions including the receipt of certain third party consents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

March 3, 2009	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and CEO